EXHIBIT 99.1

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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                CONTACT:

Tremont Corporation                  Mark A. Wallace
1999 Broadway, Suite 4300            Vice President and Chief Financial Officer
Denver, Colorado  80202              303-296-5600


                  TREMONT DECLARES FIRST QUARTER 2000 DIVIDEND

         DENVER, COLORADO . . . February 8, 2000 . . . Tremont Corporation (NYSE: TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on March 30, 2000 to stockholders of record as of the close of business on March 15, 2000.

         The Board of Directors also elected Mark A. Wallace to serve as Vice President, Chief Financial Officer and Treasurer of the Corporation, to fill the vacancy created by the resignation of J. Thomas Montgomery, Jr.

         Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through The Landwell Company.

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